This Note has not been registered  under the Securities Act of 1933, as amended (the "Act"), and may not be sold, transferred, assigned or otherwise disposed of unless the person requesting the transfer of the Note shall provide an opinion of counsel to Preferred Telecom, Inc. (the "Company") (both counsel and opinion to be satisfactory to the Company) to the effect that such sale, transfer, assignment or disposition will not involve any violation of the registration provisions of the Act or any similar or superseding statute.


                                 PROMISSORY NOTE


$222,154.21                                               November 1, 1996
                                                          Wichita, Kansas


         PREFERRED TELECOM, INC. (herein called the "Maker"), for value received, promises and agrees to pay to the order of BRITE VOICE SYSTEMS, INC. at 7309 East 21st Street North, Wchita, Kansas 67206, or such other place as it may designate, in lawful money of the United States of America, in immediately available funds, the sum of Two Hundred Twenty-Two Thousand One Hundred Fifty-Four Dollars and 21/100 ($222,154.21), bearing interest at the Note Rate, payable in twelve (12) monthly installments, with the first one of such payments being in the amount of One Hundred Thousand Dollars ($100,000.00) and the next eleven of such payments being equal amounts based upon the amortized loan balance and the then applicable Note Rate. As used herein the term "Note Rate" shall vary monthly on the twenty-first day of each month and shall be 2% above the prime rate as listed in the Money Rates section of the Wall Street Journal published on the twenty-first day of each month, or on the next date such publication is published, if not published on the twenty-first day of a month. The initial Note Rate applicable under this Promissory Note shall be 10.25%. Payment of the first installment shall be due on January 21, 1997 and subsequent payments shall be due on the twenty-first day of each of the next 11 consecutive months, as shown in the following schedule:


    Payment No.            Payment Date              Amount
    -----------            ------------              ------
         1                   01/21/97                      $100,000.00
         2                   02/21/97                      $ 12,162.44
         3                   03/21/97                      $ 12,162.44
         4                   04/21/97                      $ 12,162.44
         5                   05/21/97                      $ 12,162.44
         6                   06/21/97                      $ 12,162.44
         7                   07/21/97                      $ 12,162.44
         8                   08121/97                      $ 12,162.44
         9                   09/21/97                      $ 12,162.44
         10                  10/21/97                      $ 12,162.44
         11                  11/21/97                      $ 12,162.44
         12                  12/21/97                      $ 12,162.49


CORPDAL:61635.1 26287-00001
                                        1

         At the time of any change in the Note Rate, the amount of payments numbered 2 through 12, due after the date of such change, shall be recalculated to reflect the amortized amount necessary to fully pay off the remaining balance due hereunder, at the new Note Rate, in equal payments on the remaining payment due dates.

         All payments shall be applied first to the payment of accrued interest and then to the payment of principal.

         In the event default is made in any payment hereof, then all of the unpaid indebtedness hereunder shall, at the option of the holder, immediately become due and payable and bear interest at the rate of 18% per annum from the date of such default. Failure to exercise this option shall not constitute a waiver of the right to declare all of the unpaid indebtedness due and payable at once at any subsequent time.

         Maker shall have the right to prepay any and all amounts due hereunder without penalty for the privilege of doing so.

         Should there be a default in the payment of the indebtedness represented by this Note or any part thereof, and thereafter amounts payable under this Note should be collected at law, in equity, in bankruptcy, receivership or other court proceeding, or should this Note be placed in the hands of an attorney for collection after default, the Maker agrees to pay reasonable attorneys' fees and litigation costs in addition to principal and interest due and payable thereon.

         The provisions hereof shall bind and the benefits and advantages hereof shall inure to the parties hereto and their respective successors, assigns, personal or legal representatives, trustees, heirs, beneficiaries, legatees and devisees.

     This Note shall in all respects be governed by and construed and enforced in accordance with the laws of the State of Kansas and Maker agrees to jurisdiction and venue in the Sedgwick County, Kansas District Court in Wichita. Kansas and the United States District Court in Wichita. Kansas

                                    MAKER:           PREFERRED TELECOM, INC.


                                                     By

                                                     Name

                                                     Title


CORPDAL:61635.1 26287-00001
                                        2